SECURITIES AND EXCHANGE COMMISSION
                       Washington,  D.C. 20549


                              FORM  8-K

                            CURRENT REPORT



Pursuant to Section 13 0r 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  May 18, 2000



                DIGITAL VIDEO DISPLAY TECHNOLOGY CORP.
                -------------------------------------
        (Exact name of registrant as specified in its charter)


     NEVADA                                               86-0891931
---------------------------                          -----------------
(State or other jurisdiction of                    ( I.R.S.  Employer
 incorporation or organization)                    Identification No.)

8 Gaucho Drive
Rolling Hills Estates, California                             90274
-----------------------------------                       ------------
(Address of principal executive offices)                    (Zip Code)

Registrants telephone number, including area code      (416) 682-9255
                                                       ---------------

Commission File Number: 000 - 28481


 590  Madison Avenue   21st Floor
 New York,  New York                                        10022
-----------------------------------                    ---------------
(Former name or former address,                           (Zip Code)
if changed since last report)




ITEM  1.   CHANGES IN CONTROL OF REGISTRANT

1. May 18, 2001. By the resignations and actions below, Randy Miller is the sole Director and officer of Digital Video Display
     Technology Corp.

     (a) May 7, 2001. Randy Miller elected as a Director of Digital Video Display Technology Corp.

     (b) May 16, 2001. Randy Moss resigned as President and CEO of Digital Video Display Technology Corp. Randy Moss resigned as a Director of Digital Video Display Technology Corp.

     (c)  May 17, 2001. Randy Miller was Elected President and
          Secretary of Digital Video Display Technology Corp.

     (d) May 18, 2001. Marilyn G. Haft resigned as General Counsel and Director of Digital Video

2. May 22, 2001. Pursuant to Board resolution, Digital Video Display Technology Corp. issued 30,000,000 shares of its Common Stock for partial payment of loan principle on a Line of Credit held by the following:

     Prior to the issuance of these 30,000,000 shares of Common Stock, there were 21,423,000 shares issued and outstanding. With the issuance of the 30,000,000 shares, there are 51,423,000 shares of common stock issued and outstanding.

     Details are as follows:

     (a)  Common Stock issued to:        Kurt Dalmada
                                         Zolikon, Switzerland

     (b) Consideration: $210,000 Reduction of Loan Principle of the Line of Credit owing by the Corporation.

     (c) The 30,000, 000 shares now held by Kurt Damata represent 58.3%, and a majority of the issued and outstanding shares of the Corporation.

     (d) It is understood that Kurt Dalmata may request that he be appointed and elected as a Director of the Corporation.

ITEM  5.  OTHER EVENTS

          See Item 1




                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


/S/ Randy Miller
-----------------------------
Randy Miller, President
Date: May 25, 2001